SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2004

Coeur d’Alene Mines Corporation

(Exact Name of Registrant as Specified in Charter)

Idaho	1-8641	82-0109423

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I”, Coeur d’Alene, Idaho	83816

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(208) 667-3511

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On June 21, 2004, Couer d’Alene Mines Corporation, an Idaho corporation (the “Company”), announced, among other things, that it had increased the cash component offered in connection with its previously announced proposal to enter into a business combination transaction with Wheaton River Minerals Ltd. (“Wheaton River”). The information contained in the Company’s press release dated June 21, 2004, in connection with the announcement is included as Exhibit 99.1 to this Form 8-K and incorporated into this Item 5 by reference.

     The offer to increase the cash component was made pursuant to a letter dated June 21, 2004, from Dennis E. Wheeler, Chairman and Chief Executive Officer of the Company, to the Special Committee of the Board of Directors of Wheaton River, a copy of which is included as Exhibit 99.2 to this Form 8-K and incorporated into this Item 5 by reference.

ITEM 7. EXHIBITS.

     (c) Exhibits:

     The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued June 21, 2004.

99.2	Letter dated June 21, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation

Date: June 23, 2004	By:	/s/ James A. Sabala

Name: James A. Sabala
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued June 21, 2004.

99.2	Letter dated June 21, 2004.